Exhibit 10.1
NRG Energy, Inc.
CFO Compensation Table for 2009

Grants Under the Long Term
Incentive Plan
		2009 Annual					Non-
		Incentive Plan				Restricted	Qualified
Name	2009 Base	Design				Stock	Stock	Performance
and Title	Salary	Target		Maximum		Units(2)	Options(3)	Units(4)
Clint Freeland, Senior Vice President and Chief Financial Officer	$385,000	75	%(1)	150	%(1)	3,300	32,800	6,400

(1)	For fiscal 2009, Mr. Freeland’s target incentive for annual incentive compensation will be 75% of base salary with a maximum opportunity of 112.5% of base salary. Incentive components for Mr. Freeland will include targets based on NRG’s free cash flow and EBITDA in 2009, as well as other relevant operating performance objectives.

(2)	Each Restricted Stock Unit (“RSU”) is equivalent to one share of NRG’s common stock, par value $0.01. Mr. Freeland will receive from NRG one such share of common stock for each RSU on January 2, 2012. The number of units shown is subject to change based on the NRG closing price on January 2, 2009.

(3)	Non-Qualified Stock Options will vest and become exercisable as follows: 33 1/3% on January 2, 2010, 33 1/3% on January 2, 2011 and 33 1/3% on January 2, 2012. Stock options will expire six years from the date of grant. The number of options shown is subject to change based on the NRG closing price on January 2, 2009.

(4)	Mr. Freeland will be issued Performance Units (“PU’s”) by NRG under its Long-Term Incentive Plan on January 2, 2009. Each PU will be paid out on January 2, 2012 if the closing price of NRG’s Common Stock January 2, 2012 (the “Measurement Price”) is equal to or greater than 9% growth in the NRG stock price compounded annually over three years, i.e. cost of equity at target, based on the closing share price on January 2, 2009 (the “Threshold Price”). The payout for each PU will be equal to a pro-rated amount in between one-half and one share of common stock if the Measurement Price equals or exceeds the Threshold Price but less than 12% growth in the NRG stock price compounded annually over three years, i.e. cost of equity at target, based on the closing share price on January 2, 2009 (the “Target Price”). The payout for each PU will be equal to a pro-rated amount in between one and two shares of common stock, if the Measurement Price is equal to the Target Price but less than 18% growth in the NRG stock price compounded annually over three years, i.e. cost of equity at maximum, based on the closing share price on January 2, 2009 (the “Maximum Price”). The payout for each PU will be equal to two shares of common stock if the Measurement Price is equal to or greater than the Maximum Price. The number of units shown is subject to change based on the NRG closing price on January 2, 2009.

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